UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) April 1, 2008

THE TJX COMPANIES, INC.
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-4908	04-2207613
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Cochituate Road, Framingham, MA 01701
(Address of Principal Executive Offices) (Zip Code)
(508) 390-1000
Registrant’s Telephone Number (Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
Ex-3(ii).1 Bylaws of The TJX Companies, Inc., as amended
Ex-10.1 Employment Agreement, dated April 5, 2008 (Jeffrey Naylor)
Ex-10.2 Letter Agreement, dated April 3, 2008 (Arnold Barron)

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     The TJX Companies, Inc. and Jeffrey Naylor, Senior Executive Vice President, entered into a new employment agreement, effective as of April 5, 2008 (the “Employment Agreement”). The term of the Employment Agreement continues until January 29, 2011, unless terminated earlier in accordance with its provisions. The Employment Agreement provides for a minimum base salary of $700,000, participation in specified benefit programs at levels commensurate with his position and responsibilities, including the Stock Incentive Plan, the Management Incentive Plan (MIP) and the Long Range Performance Incentive Plan (LRPIP) and provision of an automobile allowance. If Mr. Naylor’s employment terminates prior to the end of the term by reason of death, disability, incapacity, termination by the Company without cause, or following his relocation more than forty miles from the Company’s current headquarters, he is entitled to continuation of base salary for a period of eighteen months; a cash payment sufficient to cover, on an after-tax basis, the cost of COBRA continuation of medical benefits for the salary continuation period, unless Mr. Naylor obtains no less favorable coverage from another employer; a lump sum cash payment equal to prorated MIP and LRPIP target awards outstanding at the time of termination (plus an additional amount equal to the full MIP target award for the year of termination in the case of death, disability or incapacity), but solely to the extent that the performance period in respect of the MIP or LRPIP award, as the case may be, began on or before January 1, 2009; and to any other applicable benefits provided in any plan or award. The Employment Agreement includes a non-competition undertaking by Mr. Naylor during the employment period and for eighteen months thereafter, and a non-solicitation undertaking by Mr. Naylor during the employment period and for twenty-four months thereafter. Upon a change of control as defined in the Employment Agreement, Mr. Naylor is no longer subject to the non-competition undertaking and will receive a payment equal to his target MIP award plus a prorated MIP target award for the year in which the change of control occurs and the maximum award payable with respect to LRPIP for cycles in progress at the time of the change of control. If Mr. Naylor’s employment terminates for various reasons within twenty-four months following a change of control (and prior to January 29, 2011), instead of the severance benefits described above, he is entitled to receive a payment equal to two times his then current base salary plus continued medical and life insurance for two years, except to the extent Mr. Naylor has coverage from another employer, and continued use of an automobile for that two-year period. TJX is obligated to pay Mr. Naylor a tax gross-up payment in respect of any change of control-related excise tax incurred in connection with the change of control and all legal fees and expenses reasonably incurred by Mr. Naylor in seeking enforcement of his contractual rights following a change of control.
     On April 3, 2008, TJX entered into a letter agreement with Arnold Barron extending the term of his employment agreement, dated April 5, 2005 (as subsequently amended), until January 31, 2009.
     The description of the agreements set forth above is qualified in its entirety by reference to the actual terms of the agreements filed as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     The Board of Directors approved an amendment to Article XXV of the bylaws of TJX, effective April 1, 2008, to increase the period of time by which a record date may precede a shareholder meeting from fifty days to sixty days. A copy of the bylaws of TJX, as amended, is attached hereto as Exhibit 3(ii).1.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit 3(ii).1	Amended and Restated Bylaws of The TJX Companies, Inc.

Exhibit 10.1	Employment Agreement between The TJX Companies, Inc. and Jeffrey Naylor, dated April 5, 2008.

Exhibit 10.2	Letter Agreement between The TJX Companies, Inc. and Arnold Barron, dated April 3, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TJX COMPANIES, INC.
/s/ Donald G. Campbell
Donald G. Campbell
Vice Chairman

Dated: April 7, 2008

EXHIBIT INDEX

Exhibit
Number	Description

Exhibit 3(ii).1	Bylaws of The TJX Companies, Inc., as amended.

Exhibit 10.1	Employment Agreement between The TJX Companies, Inc. and Jeffrey Naylor, dated April 5, 2008.

Exhibit 10.2	Letter Agreement between The TJX Companies, Inc. and Arnold Barron, dated April 3, 2008.